                                                                   Exhibit 10.1

                         AGREEMENT TO PURCHASE STOCK OF
                         EMBROIDERY LEASING CORPORATION

      AGREEMENT, made and entered into as of the 27th day of November, 1996, by and among MICHAEL BENNETT ("Bennett") and WG APPAREL, INC., a Delaware corporation ("WG"), a wholly owned subsidiary of Willcox & Gibbs, Inc., a Delaware corporation ("Willcox"), relating the purchase by WG of all of the outstanding capital stock of Embroidery Leasing Corporation, a Georgia corporation (the "Company").

                                   WITNESSETH:

      WHEREAS, Bennett holds two hundred and fifty (250) shares of common stock, par value $1.00 per share, of the Company (the "Shares"), and

      WHEREAS, after the consummation of the transactions contemplated by a Redemption Agreement of even date herewith (the Redemption Agreement") between Neil A. Macpherson ("Macpherson") and the Company, Bennett will own all of the outstanding capital stock of the Company; and

      WHEREAS, subject to the terms and conditions of this Agreement, Bennett desires to sell all of the Shares, to WG, and WG desires to purchase all of the Shares;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter forth, the parties agree as follows:

      1. PURCHASE OF THE SHARES. Subject to the terms and conditions or this Agreement, Bennett agrees to sell to WG, and WG agrees to purchase from Bennett, the Shares.

      2. PURCHASE PRICE AND PAYMENT. WG agrees to pay to Bennett an aggregate purchase price of Five Hundred Seven Thousand Three Hundred Fifty Six and 18/100 Dollars ($507,356.18) for all of the Shares. WG shall pay said purchase price by delivering to Bennett a promissory note bearing interest at the rate of six percent (6%) per annum (the "Promissory Note") in the form set forth in Exhibit A hereto at Closing (as defined below). As a additional consideration for the purchase of the Shares,:

            (a) WG shall pay Bennett a cash payment at thie Closing equal to the total cash held in the Company as of December 31, 1996, net of all outstanding trade payables and other indebtedness of the Company as of that date; and

            (b) The net income of the Company, after distributions to shareholders for taxes ("as provided in Section 3(c) of the Redemption Agreement), attributable to each lease managed by the Company pursuant to that certain Leasing and Management Agreement, dated as of March 1, 1996 (the "Management Agreement"), among the Company, Nationwide Capital Corporation ("Nationwide"), and Macpherson Meistergram, Inc. ("Macpherson Meistergram"), which was approved by funding sources prior to January 1, 1997, but was not funded until after December 31, 1996 and before the Closing Date, shall be distributed to Bennett at the Closing, and said distribution shall include an assignment of any purchase option contained in such lease; and

            (c) the net income of the Company, before taxes, attributable to each lease managed by the Company pursuant to the Management Agreement, which was approved by funding sources prior to January 1, 1997, but was not funded until after the Closing Date, shall be distributed to Bennett on the day each such lease is funded, and said distribution shall include an assignment of any purchase option contained in such lease; and

      3. CONDITIONS PRECEDENT TO THE CLOSING. The obligations of Bennett and WG to effect the Closing of the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

            (a) The sale of all of the outstanding capital stock of Macpherson Meistergram beneficially owned by Macpherson and the members of his immediate family to WG, pursuant to a Stock Purchase Agreement, dated as of November 26, 1996, shall have been consummated (the "Macpherson Meistergram Closing");

            (b) The Company, Nationwide, and Macpherson Meistergram shall have entered into a First Amendment to the Management Agreement, in substantially the form of Exhibit B hereto;

            (c) The Company shall have acquired all of the shares of capital stock of the Company owned by Macpherson pursuant to the Redemption Agreement; and

            (d) Pursuant to an agreement entered into prior to December 31, 1996, Southwick Capital, L.L.C. ("Southwick") shall have acquired by assignment all of the purchase options held by the Company relating to leases approved and funded prior to January 1, 1997, in exchange for delivery of that certain promissory note between Southwick as maker and the Company as holder in the original principal amount of $200,000 (the "Southwick Note") to the Company, which assignment shall have occurred only after Bennett becomes the sole shareholder of the Company.

      4. CLOSING.

            (a) The closing of the transactions provided for in this Agreement (the "Closing") shall be held at a place, date and time as mutually agreed by the parties but not later than the later of (i) forty (40) days after the Macpherson Meistergram Closing or February 14, 1997 (the "Closing Date"). All references herein to the "Closing" or the "Closing Date" are references to such terms as defined in this Section 4.

            (b) At the Closing, subject to all of the terms and conditions of this Agreement:

                  (i) Bennett shall deliver to WG the certificates evidencing the Shares, duly endorsed to WG or with duty executed stock powers affixed thereto;

                  (ii) WG shall deliver the Promissory Note as payment for the
            Shares to Bennett, as provided in Section 2 hereof; and

                  (iii) The parties shall execute such other agreements,
            instruments and documents, and shall take such other action, as may be necessary or appropriate in order to consummate the transactions provided for herein in accordance with the terms and conditions hereof.

            (c) WG covenants and agrees that it shall cause the Company to make an election under Section l377(a)(2) of the Internal Revenue Code of 1986, as amended, to close the Company's books on the Closing Date.

      5. REPRESENTATIONS AND WARRANTIES OF BENNETT. To induce WG to enter into this Agreement and to consummate the transactions provided for herein, Bennett represents and warrants to WG that:

            (a) Ownership of Shares. Bennett has, or will have upon consummation of the transactions contemplated by the Redemption Agreement, good and marketable title to the Shares to be sold to WG pursuant to this Agreement, free and clear of all restrictions on transfer, liens, security interests and other encumbrances, which Shares constitute all of the issued and outstanding capital stock of the Company;

            (b) No Other Shares or Options. Bennett does not own any shares of the capital stock of the Company other than the Shares to be sold to WG pursuant to this Agreement, and Bennett is not the holder of, or a party to, any option, contract, warrant or right, written or otherwise, for the purchase or other acquisition of any shares of the capital stock of the Company; and

            (c) Power and Authority. Bennett has full right, power, legal capacity and authority to enter into this Agreement and to consummate the transactions provided for herein.

      6. REPRESENTATIONS AND WARRANTIES OF WG. To induce Bennett to enter into this Agreement and to consummate the transactions provided for herein, WG represents and warrants to Bennett that WG has full right, power, legal capacity and authority to enter into this Agreement and to consummate the transactions provided for herein.

      7. DIVIDENDS AND DISTRIBUTIONS. Bennett hereby agrees that he will not cause the Company to pay any dividends or make any distributions to its shareholders prior to Closing other than as contemplated by the Redemption Agreement, nor will he accept any such dividends or distributions. If the Company retains its S corporation status after December 31, 1996, WG shall pay Bennett a cash payment at the Closing in an amount mutually agreed, based On the parties' best good faith estimate of the "Taxable Income" of the Company as such term is defined in that certain Shareholders' Agreement among Bennett, Macpherson and the Company, dated as of March 1, 1996) for the period of January 1, 1997 through the Closing Date, multiplied by an assumed "Applicable Maximum Tax Rate" of forty two percent (42%).

      8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, and agreements herein contained shall survive the Closing Date and shall remain operative and in full force and effect thereafter, and shall not be merged by reason of the consummation of the transactions provided for herein.

      9. GENERAL PROVISI0NS.

            (a) This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties hereto and their successors and assigns; provided, however, that this Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

            (b) This Agreement constitutes the entire contract among the parties with respect to the subject matter hereof, and neither this Agreement nor any exhibit hereto may be changed, modified or amended, except by an instrument in writing signed by the party against whom enforcement of any such change, modification or amendment is asserted. This Agreement may not be terminated except pursuant to the written consent of each of the parties hereto.

            (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on a day and year first above written.


                                        /s/ Michael Bennett            (SEAL)
                                        -------------------------
                                        Michael Bennett

                                        WG APPAREL. INC

(Corporate Seal)

Attest:                                 By: /s/ [ILLEGIBLE]
                                            ---------------------
                                           President


/s/ [ILLEGIBLE]
------------------------------
Secretary

                                 PROMISSORY NOTE

$507,356.18                                                     Atlanta, Georgia
                                                                __________, 1997

      FOR VALUE RECEIVED, the undersigned, WG APPAREL, INC., a Delaware corporation (hereafter referred to as "Maker"), promises to pay to the order of MICHAEL F. BENNETT, an individual resident of the State of Georgia (hereinafter referred to as "Payee"; Payee and any subsequent holder hereof being hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at Atlanta, Georgia, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FIVE HUNDRED SEVEN THOUSAND THREE HUNDRED FIFTY SIX AND 18/100 DOLLARS ($507,356.18), together with interest thereon or on so much thereof as is from time to time outstanding and unpaid, from the date hereof, at the rate of six percent (6%) per annum, in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private; and all payments hereunder shall be made in accordance with the following terms of this Note.

      For purpose of this Note, the following terms and phrases shall have the meanings herein set forth:

      "Maturity Date" shall mean September 30, 1999. Notwithstanding the foregoing, the Maturity Date shall mean such earlier date on which the indebtedness evidenced hereby shall become due and payable through acceleration or otherwise.

      From and after the date hereof, installments of principal and interest in the amount of $50,000.00 shall be payable by Maker to Holder, commencing on the last day of March, 1997, and continuing on the last day of each and every calendar quarter thereafter (i.e., June 30, September 30, December 31 and March
31) to and including the last day of June, 1999; and the outstanding principal balance, together with all accrued but unpaid interest shall be due and payable on September 30, 1999. The installments abovesaid shall be applied, first, to accrued but unpaid interest and, second, to principal.

      The entire, outstanding principal balance of the indebtedness evidenced by this Note, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date.

      This Note may be prepaid in whole, but not in part, provided such prepayment includes a "prepayment penalty" equal to the remaining interest which would have been paid by Maker had Maker continued to pay all installments due hereunder until the Maturity Date. Said prepayment penalty shall also be due Holder in the event Holder exercises its right to accelerate the principal amount as set forth herein.

      It is hereby expressly agreed that, should any default be made in the payment of principal or interest as stipulated above, and should any such default continue uncured for a period of ten (10) days after written notice of nonpayment, or if that certain Leasing and Management Agreement, as amended, dated as of March 1, 1996, among Macpherson Meistergram, Inc., a North Carolina corporation, Nationwide Capital Corporation, a Georgia corporation, and Embroidery Leasing Corporation, a Georgia corporation, terminate for any reason, then and in such event the principal amount and any other sums advanced hereunder, together with all unpaid interest accrued thereon, shall, at the option of Holder and without further notice to Maker, become due and may be collected forthwith. Interest shall accrue on the outstanding principal amount from the date of any default hereunder and for so long as such default continues, regardless of whether or not there has been an acceleration of the principal amount as set forth herein or a cure of the default, at the rate equal to four percent (4%) per annum in excess of the interest rate which would otherwise be applicable to this Note. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. If Holder shall have proceeded to enforce any remedy as a result of a default and, thereafter, if Holder shall discontinue or abandon its exercise of such remedy as a result of the curing of such default by Maker or otherwise, then in every such case Holder and Maker shall be restored to their former positions and rights; and all rights, powers, and remedies of Holder shall continue as if no such action had been taken. Time is of the essence of this Note. In the event this Note or any part thereof is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

      Presentment for payment, protest, notices of demand, protest and non-payment, and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia; and Maker hereby expressly waives, to the extent possible, the benefit of any statute or rule of law or equity now provided or which may hereafter be provided which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change, or affect the original liability of Maker under this Note, either in whole or in part, unless Holder specifically and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

      Maker hereby waives and renounces, to the extent same may be waived and renounced, for itself, its legal representatives, successors, and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption, and homestead now provided or which may hereafter be provided by the Constitution and laws of the United States of America and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. To the extent Maker has the power to do so, Maker hereby transfers, conveys, and assigns to Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby or any renewal thereof and does, to the extent possible, hereby appoint Holder the attorney-in-fact for Maker to claim any and all homestead exemptions allowed by law.

      This Note is executed and delivered in the State or Georgia and is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

      As used herein, the terms "Maker," "Payee," and "Holder" shall be deemed to include their respective successors, legal representatives, and assigns, whether by voluntary action of the parties or by operation of law.

      If from any circumstances whatsoever fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction that is in excess of the current limit of such validity be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, but such obligation shall be fulfilled to the limit of such validity.

      IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.

                                        WG APPAREL, INC.


                                        By:
                                            ------------------------
                                            President

ATTEST:


-----------------
Corporate Secretary

(CORPORATE SEAL)

EXHIBIT B

                                 FIRST AMENDMENT
                                       TO
                        LEASING AND MANAGEMENT AGREEMENT

      This First Amendment, dated as of January 3, 1997, to that certain Leasing and Management Agreement, by and by and among Macpherson Meistergram, Inc., a North Carolina corporation ("Macpherson"), Nationwide Capital Corporation, a Georgia corporation ("Nationwide"), and Embroidery Leasing Corporation, a Georgia corporation ("ELC"), dated as of March 1, 1996 (the "Original Agreement").

                              W I T N E S S E T H:

      WHEREAS, Macpherson, Nationwide and ELC are parties to the Original Agreement, which establishes a contractual relationship among them pursuant to which Macpherson sells certain equipment to ELC or one of its designated funding sources, ELC or its designated funding source leases such equipment to Macpherson's customers and Nationwide manages ELC's leasing operations and remarket ELC's interests in such leases and the purchase options, if any, associated with such leases, all in accordance with the terms and conditions set forth in the Original Agreement; and

      WHEREAS, all of the outstanding capital stock of Macpherson has been sold to WG Apparel, Inc., a Delaware corporation ( "WG"), which is a wholly owned subsidiary of Willcox & Gibbs, Inc., a Delaware corporation ("Willcox"), pursuant to a Stock Purchase Agreement, dated as of November 27, 1996 (the "Macpherson/WG Agreement"); and

      WHEREAS, all of the outstanding capital stock of ELC owned by Neil A. Macpherson has been redeemed by ELC, pursuant to a Stock Redemption Agreement, dated as of November 27, 1996 (the "Redemption Agreement"); and

      WHEREAS, Michael Bennett, the sole remaining shareholder of ELC ("Bennett"), and WG have entered into an agreement, dated as of November 27, 1996 (the "Bennett/WG Agreement"), which provides for a sale of all of the capital stock of ELC from Bennett to WG effective as of the date of this Agreement; and

      WHEREAS, in view of the change in ownership of Macpherson and ELC effected by the Macpherson/WG Agreement, the Redemption Agreement, and the Bennett/WG Agreement, the parties to the Original Agreement desire to amend the Original Agreement as provided herein;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that the Original Agreement shall be amended as follows:

      1. Add a new Section 1.10 to the Agreement, which reads as follows:

                  "1.10 TFC Reserve Account. ELC acknowledges that ELC has no right, title or interest in any monies presently held in that certain reserve account maintained by Textron Financial Corporation ("TFC"), and that to the extent any sums are refunded to ELC, Nationwide or Macpherson from the Reserve Account, twenty five percent (25 %) of such refund shall be disbursed to Nationwide and seventy five (75%) of such refund shall be disbursed to Macpherson. In the event that further monies are paid into such reserve account after the date hereof as a result of a charge to such account for a defaulted lease, the amounts to be refunded shall be adjusted proportionately to take into account the relative contributions to such account by ELC, Nationwide and Macpherson. In the event TFC inadvertently pays any monies from the Reserve Account to ELC, ELC covenants that it will distribute the proportionate share of such monies to the appropriate party immediately upon ELC's receipt of same."

      2. Add the following sentence to the end of Section 2.1(c) of the Original
Agreement:

                  "In the event that ELC ceases to be treated as an S
            corporation under the Internal Revenue Code of 1986, as amended, ELC's accounting records will be kept on an accrual basis."

      3. Section 2.7(a) of the Original Agreement shall be deleted in its entirety and the following substituted therefore:

                  "(a) Nationwide Management Fee. For its services under this
            Agreement, Nationwide shall receive from ELC and ELC shall pay to Nationwide, the following:

                        (i) a monthly management fee of Thirty Four Thousand
                  Dollars ($34,000) to be payable out of the ELC's Net Revenues. For the purposes of this Agreement, Net Revenues of ELC shall mean total revenues of ELC, including without limitation, all lease payments, proceeds from resale of leases and other revenue derived in anyway from operation of ELC, less all operating expenses of ELC; and

                        (ii) An annual management bonus, to be determined and
                  paid by March 31st of each year, for the prior calendar year, equal to one percent (1 %) of the total dollar value of leases funded by ELC as of the end of such calendar year in excess of fifteen million dollars ($15,000,000); and

                        (iii) An annual profitability bonus, to be determined
                  and paid by March 31st of each year, for the prior calendar year, equal to two percent ( 2%) of the net income of ELC for such prior year, as calculated by ELC's regular independent public accountants, based on generally accepted accounting principles, consistently applied. For purposes of this Section, the term "net income" shall mean the gross revenues of ELC for the relevant period, reduced by the following amounts: (A) management fees payable to Nationwide for the relevant period, (B) commissions payable to sales representatives and sales managers of Macpherson, and (C) expenses payable to unrelated third parties for the relevant period; and

                        (iv) Upon receipt of the principal payment under that
                  certain nonnegotiable promissory note between Southwick Capital, L.L.C. ("Southwick") as maker and the Company as holder in the original principal amount of $200,000 (the "Southwick Note"), the Company shall pay such amount to Nationwide as an additional management bonus (the "Additional

                  Management Bonus"). In order to secure the full and prompt payment of the Additional Management Bonus, ELC does hereby grant Nationwide a lien upon, security interest in and security title to and hereby assigns, transfers and contemporaneously herewith will pledge to Nationwide the Southwick Note, and any and all renewals, replacements, extensions, modifications or substitutions thereof or therefor.

            The management fee set forth above shall be the responsibility of ELC, and in no event shall Macpherson be liable for any portion of the management fee. ELC acknowledges that the monthly management fee set out in subsection 2.7(a)(i) hereof is based upon the assumption that Nationwide shall be responsible for managing an annual volume of business in the range of fifteen million dollars ($15,000,000). In the event the value of leases funded by ELC exceeds fifteen million dollars ($15,000,000) in any calendar year, ELC agrees to negotiate in good faith an increase in Nationwide's monthly management fee which will fairly compensate Nationwide for the additional costs it incurs in managing a larger volume of business. In the event the parties are unable to agree on a revised monthly management fee, Nationwide shall have the right to terminate this Agreement upon one hundred and eighty (180) days' advance written notice."

      4. Section 3.1(a) and (b) of the Original Agreement shall be deleted in its entirety and the following substituted therefore:

                  "4.1 TERM OF AGREEMENT.

                        (a) This Agreement shall become effective as of the day
                  and year first above written and, unless earlier terminated in accordance with the terms and provisions hereof, shall continue in effect until December 31, 1999. All lease applications relating to Equipment, dated as of February 19, 1996, or thereafter, procured by Nationwide, shall be deemed to be covered by this Agreement and shall be ELC leases. After expiration of the original term, this Agreement shall be automatically renewed for successive three (3) year periods unless any party hereto shall give written notice to the other party hereto, not less than twelve (12) months prior to the end of such period." No termination of this Agreement shall effect Nationwide's entitlement to management fees owed by ELC for any period prior to such termination pursuant to Sections 2.7(a)(ii) and 2.7(a)(iii) hereof, or for any and all payments due under Section 2.7(a)(iv) hereof.

                        (b) Upon any of the following events prior to the
                  termination of this Agreement as provided in this Section, without notice to ELC, Nationwide shall have the right to immediately terminate this Agreement and shall be entitled to "Liquidated Damages" as hereinafter defined:

                              (i) ELC fails to pay any amount due hereunder
                        within ten (10) days after ELC and the Parent Corporation receives notice of nonpayment from Nationwide;

                              (ii) Fifty percent or more of the voting capital
                        stock of ELC is transferred to any person or persons other than the Parent

                        Corporation, or a wholly owned subsidiary of the Parent Corporation; or

                              (iii) All or substantially all of the assets of
                        ELC are sold or transferred.

                        For purposes of this Section, the term "Liquidated
                  Damages" shall mean an amount equal to the product obtained by multiplying the number of months remaining under the then current term of the Agreement by thirty three thousand dollars ($33,000.00)".

      5. Add a new Article III to the Agreement, which provides as follows:

                  "III. COMMITMENT OF PARENT CORPORATION.

                  3.1 PARENT CORPORATION AS PARTY TO AGREEMENT. Pursuant to an
            agreement dated as of November 27, 1996, by and among Michael Bennett ("Bennett") and WG Apparel, Inc., a Delaware corporation ( "WG"), WG has purchased all of the outstanding capital stock of ELC from Bennett. Willcox & Gibbs, Inc., a Delaware corporation ("Parent Corporation"), as the parent corporation of WG, hereby joins in this Agreement for the sole purpose of making the commitments in support of WG and ELC set forth in this Article III.

                  3.2 FINANCIAL INVESTMENT IN ELC. Parent Corporation hereby agrees that it will make a capital investment in ELC, not later than December 31, 1997, of not less than Five Million Dollars ($5,000,000), contingent upon the requirements of ELC for the cash infusion and the successful completion and closing of a Rule 144A securities offering to, among other things, raise a minimum of $85,000,000 in cash through the issuance of Senior Unsecured Notes to refinance the existing debt of Parent Corporation and to finance the transactions contemplated herein and in a certain Stock Purchase Agreement, dated as of November 27, 1996, providing for the purchase of all of the outstanding capital stock of Macpherson by WG (the "Rule 144A Financing"). The terms, provisions and requirements of such Rule 144A Financing and the securities offering in connection with same shall be exclusively determined by Parent Corporation, WG, their attorneys, accountants and underwriters in their sole discretion. Such capital investment shall not be used by ELC for any purpose other than the funding of leases pursuant to this Agreement without the prior approval of a majority of the Board of Directors of ELC.

                  3.3 ADDITIONAL LEASING PROGRAMS. Parent Corporation hereby agrees that it will take such action as is necessary to cause its wholly owned subsidiary corporations, namely the Sun brand Division of WG Apparel, Inc., Lattice Systems, Inc. and Clinton Machinery Corp., to join in this Agreement and to utilize the leasing program established pursuant to this Agreement as the leasing program for equipment sold by such subsidiaries. In addition, Parent Corporation hereby agrees to use its best efforts to obtain the agreement of its affiliated corporations, if and when created, to join in this Agreement and to utilize the leasing program established pursuant to this Agreement as the leasing program for equipment sold by such affiliates."

                  3.4 GUARANTY OF PARENT CORPORATION. The Parent Corporation
            hereby agrees to guaranty the payment of obligations of ELC to Nationwide pursuant to the Contract of Guaranty attached hereto as
            Schedule 3.4 hereto."

      6. Renumber Article III of the Original Agreement as "Article IV" and renumber Sections 3.1, 3.2 and 3.3 of the Original Agreement as Sections 4.1,
4.2 and 4.3.

      7. Add to the end of Section 3.3(e) of the Original Agreement (Section 4.3 of the Agreement, as amended) the following:

            "If to WG or the Parent Corporation:

                    Willcox & Gibbs, Inc.
                    900 Milik Street
                    Chartered, New Jersey 07008
                    Attention: John K. Ziegler
                    Telephone: (908) 541-6255
                    Facsimile: (908) 541-6249

            with copy (which will not constitute notice) to:

                    Waters, McPherson, McNeill, P.C.
                    300 Lighting Way
                    Secaucus, New Jersey 07096
                    Attention: Charles J. Harriman, Esq.
                    Telephone: (201) 863-4400
                    Facsimile: (201) 863-2866"

      8. Effect of Amendment. Except as expressly amended hereby, all terms and conditions of the Original Agreement shall be and remain in full force and effect.

      9. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first stated above.

                                   MACPHERSON MEISTERGRAM, INC.


                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------

                                   NATIONWIDE CAPITAL CORPORATION


                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------

                                   EMBROIDERY LEASING CORPORATION


                                        By:
                                             -----------------------------------
                                        Its:
                                             -----------------------------------

      Willcox & Gibbs, Inc., hereby executes this First Amendment for the sole purpose of acknowledging its agreement to be bound by the provisions of Article III of the Agreement, as added by this First Amendment.

                                   WILLCOX & GIBBS, INC.


                                        By:  /s/ John K. Ziegler
                                             -----------------------------------
                                        Its: Chairman & Chief Executive Officer